Exhibit 99.5

[FORM OF] NAVIENT STUDENT LOAN TRUST 20[__]-[_]

ADMINISTRATION AGREEMENT

Dated as of [______ __], 20[__]

Among

NAVIENT FUNDING, LLC

NAVIENT STUDENT LOAN TRUST 20[__]-[_]

NAVIENT SOLUTIONS, INC.
as Administrator and as Servicer

and

[________],

as Indenture Trustee and as Eligible Lender Trustee

TABLE OF CONTENTS

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ADMINISTRATION AGREEMENT

Navient Student Loan Trust 20[__]-[_] Administration Agreement, dated as of [______ __], 20[__] (this “Agreement”), among Navient Funding, LLC (the “Depositor”), Navient Student Loan Trust 20[__]-[_] (the “Issuer” or “Trust”), [________], not in its individual capacity but solely in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) and in its capacity as eligible lender trustee (in such capacity, the “Eligible Lender Trustee”), Navient Solutions, Inc., not in its individual capacity but in its capacity as servicer (in such capacity, the “Servicer”), and Navient Solutions, Inc., not in its individual capacity but solely in its capacity as administrator (in such capacity, the “Administrator”).

RECITALS

WHEREAS, the Issuer (a) is issuing (i) [three] classes of its Student Loan-Backed Notes (collectively, the “Notes”) pursuant to an Indenture, dated as of [______ __], 20[__] (the “Indenture”), among the Issuer, the Indenture Trustee and the Eligible Lender Trustee, and (ii) [the RC Certificate (the “RC Certificate”) pursuant to the Trust Agreement, dated as of [____ __], 20[__], between the Depositor and [_______], not in its individual capacity but solely as owner trustee (in such capacity, the “Owner Trustee”), pursuant to which the Issuer was established on [____ __], 20[__], as amended and restated by the Amended and Restated Trust Agreement, dated as of [______ __], 20[__] (the “Trust Agreement”), among the Depositor, the Owner Trustee and the Indenture Trustee, and (iii)] an Excess Distribution Certificate (the “Excess Distribution Certificate”) pursuant to the Trust Agreement, and (b) will not issue any other classes of notes or certificates;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes[, the RC Certificate] and the Excess Distribution Certificate, including, inter alia, the Trust Agreement, the Servicing Agreement, the Sale Agreement and the Indenture;

WHEREAS, pursuant to certain Basic Documents, the Issuer and the Eligible Lender Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture[,] [and] (b) [the RC Certificate issued pursuant to the Trust Agreement and (c)] the Excess Distribution Certificate issued pursuant to the Trust Agreement;

WHEREAS, the Issuer and the Eligible Lender Trustee desire to have the Administrator and the Servicer perform certain of the duties of the Issuer and the Eligible Lender Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the other Basic Documents as the Issuer and the Eligible Lender Trustee may from time to time request;

WHEREAS, the Administrator and the Servicer have the capacity to provide the services required hereby and are willing to perform such services for the Issuer and the Eligible Lender Trustee on the terms set forth herein; and

WHEREAS, in connection with the issuance of the Notes, the parties desire to agree to certain other provisions relating to dispute resolution, regarding breaches of certain representations and warranties, and to investor communications;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, and the Administrator, hereby agree as follows:

ARTICLE I

Section 1.1      Definitions and Usage.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture which also contains rules as to usage that shall be applicable herein.

ARTICLE II

Section 2.1      Duties with Respect to the Indenture.

The Administrator agrees to consult with the Eligible Lender Trustee and the Owner Trustee, as applicable, regarding the duties of the Issuer under the Indenture and the Depository Agreement.  The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee and the Owner Trustee, as applicable, when action is necessary to comply with the Issuer’s duties under the Indenture and the Depository Agreement.  The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement.  In furtherance of the foregoing, the Administrator shall take the actions with respect to the following matters that it is the duty of the Issuer or the Indenture Trustee to take pursuant to the Indenture:

(a)           preparing or obtaining the documents and instruments required for authentication of the Notes and delivering the same to the Indenture Trustee (Section 2.2 of the Indenture);

(b)           preparing, obtaining or filing the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.9 of the Indenture);

(c)           obtaining and preserving the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.4 of the Indenture);

(d)           preparing and filing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.5 of the Indenture);

(e)           delivering the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers’ Certificate of the Issuer and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9 of the Indenture);

(f)           in the event of a Servicer Default, taking all reasonable steps available to enforce the Issuer’s rights under the Basic Documents in respect of such Servicer Default (Section 3.7(d) of the Indenture);

(g)           preparing and obtaining the documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10 of the Indenture);

(h)           monitoring the Issuer’s obligations as to the satisfaction and discharge of the Indenture and preparing an Officers’ Certificate of the Issuer and obtaining the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1 of the Indenture);

(i)           selling the Indenture Trust Estate in a commercially reasonable manner if an Event of Default resulting in a non-rescindable, non-waivable acceleration of the Notes has occurred and is continuing (Section 5.4 of the Indenture);

(j)           preparing and, after execution by the Issuer, the Administrator or the Servicer, as required, filing with the Commission, any applicable State agencies and the Indenture Trustee documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies (Section 7.3 of the Indenture);

(k)           opening of one or more accounts in the Issuer’s name [(including any Custody Accounts required in connection with each Swap Agreement and any interest rate cap agreement)], preparing Issuer Orders and Officers’ Certificates of the Issuer, obtaining Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3 of the Indenture);

(l)           preparing an Issuer Request and Officers’ Certificate of the Issuer and obtaining an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5 of the Indenture);

(m)           preparing Issuer Orders and obtaining Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3 of the Indenture);

(n)           preparing the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and delivering of the same to the Owner Trustee and the Indenture Trustee, respectively (Section 9.6 of the Indenture);

(o)           preparing all Officers’ Certificates of the Issuer and obtaining any Independent Certificates and/or Opinions of Counsel with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a) of the Indenture);

(p)           preparing and delivering Officers’ Certificates of the Issuer and obtaining any Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b) of the Indenture);

(q)           preparing and delivering to Noteholders and the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.6 of the Indenture);

(r)           [Reserved];

(s)           preparing, executing and delivering on behalf of the Trust (and the Eligible Lender Trustee on behalf of the Trust) and on behalf of any interim eligible lender trustee on behalf of any purchaser, seller or the depositor, as applicable, any Bills of Sale (including Bills of Sale required to evidence the transfer of any repurchased Trust Student Loans) and Additional Purchase Agreements required to be delivered under the terms of any Purchase Agreement including during the Supplemental Purchase Period, preparing and delivering, on behalf of the Trust (and the Eligible Lender Trustee on behalf of the Trust) and on behalf of any interim eligible lender trustee on behalf of any purchaser, seller or the depositor, as applicable, all required documentation to evidence the purchase by the Trust of any Additional Trust Student Loans (or the repurchase of any Trust Student Loan by any party consistent with the terms of the Basic Documents);

(t)           recording the Indenture, if applicable (Section 11.15 of the Indenture);

(u)           [undertaking all obligations required to be performed by the Administrator, including, without limitation, preparing and delivering all notices, communications, information and calculations (including calculations of the notional amounts) under each Swap Agreement;]

(v)           [on the Closing Date, directing the Owner Trustee to enter into each Swap Agreement (not in its individual capacity, but solely on behalf of the Trust) with the related Swap Counterparty;]

(w)            [Reserved];

(x)           [Reserved];

(y)           [Reserved];

(z)           calculating on each Distribution Date, the Principal Distribution Amount and any applicable Specified Reserve Account Balance;

(aa)           calculating on or before each Distribution Date, as applicable, any amounts to be deposited in, or withdrawn from, each Trust Account;

(bb)           from time to time during the Supplemental Purchase Period, instructing the Indenture Trustee to withdraw funds from the Supplemental Purchase Account to be used for the purchase of the related Additional Trust Student Loans;

(cc)           preparing and delivering, on behalf of the Trust, all required documentation to evidence the purchase by the Trust of any Additional Trust Student Loans;

(dd)           [Reserved];

(ee)           on the Business Day immediately following the end of the Supplemental Purchase Period, instructing the Indenture Trustee to transfer all sums remaining on deposit in the Supplemental Purchase Account to the Collection Account;

(ff)           [Reserved];

(gg)           [Reserved];

(hh)           on or before the second Business Day immediately preceding each Distribution Date, calculating all amounts to be deposited into and withdrawn from the Floor Income Rebate Account;

(ii)           [Reserved];

(jj)           from time to time, directing the Owner Trustee in writing, not in its individual capacity, but solely on behalf of the Issuer, to enter into one or more agreements representing Eligible Repurchase Obligations, with an Eligible Repo Counterparty;

(kk)           [from time to time, directing the Owner Trustee in writing, not in its individual capacity, but solely on behalf of the Issuer, and subject to the Rating Agency Condition, to enter into one or more interest rate cap agreements with one or more cap counterparties to hedge some or all of the interest rate risk of the Notes; provided, however, that if any upfront payment or other payment is to be made to the cap counterparties with respect to any such interest rate cap agreement, such amounts will be payable only out of funds otherwise available to be paid to the Excess Distribution Certificateholder pursuant to Section 2.8(n) hereof;]

(ll)           [from time to time, hiring or appointing a broker to obtain a Replacement Transaction, according to the terms of each Swap Agreement, and using, to the extent required thereof, any Swap Termination Payments received upon the occurrence of any Swap Termination Event or Event of Default under the related Swap Agreement in order to obtain such Replacement Transaction (Section 3.7(i) of the Indenture); and]

(mm)           [exercising on any applicable valuation date the Issuer’s right under the related Swap Agreement to demand delivery of any credit support amount, authorizing the release of any posted collateral to the extent no longer required under such Swap Agreement, verifying the calculation of any exposure, credit support amount and the value of posted collateral and giving written notice to the Issuer of any credit support amount (Section 3.1A of the Indenture).]

Section 2.2      Duties with Respect to the Issuer.

(a)           In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations (including calculating on each LIBOR Determination Date the applicable rate of interest for the related class of Notes (if applicable) for the applicable Accrual Period) and shall prepare for execution by the Issuer, the Owner Trustee or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports (including the reporting of the amount of original issue discount, if any, to the Indenture Trustee), filings, instruments, certificates, opinions and notices as it shall be the duty of the Issuer, the Owner Trustee, the Eligible Lender Trustee or the Administrator to prepare, file or deliver pursuant to the Basic Documents including any additional Bills of Sale and Additional Purchase Agreements, and at the request of the Issuer or the Eligible Lender Trustee, as applicable, shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents.  Subject to Section 8.1 below, and in accordance with the directions of the Issuer or the Eligible Lender Trustee, as applicable, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Eligible Lender Trustee, as applicable, and are reasonably within the capability of the Administrator.  The Administrator, on behalf of the Issuer, shall calculate and pay any rebates properly payable to the Department.  In addition, the Administrator shall perform all the actions that the Owner Trustee is authorized and directed to undertake on behalf of the Issuer under the Basic Documents (including without limitation those actions specifically set forth in Section 6.1 of the Trust Agreement).

(b)           The Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.4 of the Trust Agreement and the Administrator shall be entitled to hire an Independent accounting firm to perform the duties described therein, the reasonable fees and expenses of which shall be paid by the Depositor [or the RC Certificateholder] or the Excess Distribution Certificateholder, [as applicable,] if [the RC Certificate or] the Excess Distribution Certificate[, as applicable,] is not then held by the Depositor; provided, however, that the Owner Trustee (or the Certificate Paying Agent acting on its behalf) shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Excess Distribution Certificateholder [and the RC Certificateholder] to prepare their respective federal and state income tax returns.

(c)           The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Basic Documents.

(d)           The Administrator shall be responsible for preparing and delivering, on behalf of the Issuer, (i) all notices required by any Clearing Agency or stock exchange upon which the Notes are then listed and (ii) any information required to effectuate the listing of the Notes on a stock exchange of international standing and, if applicable, the transfer of the listing of the Notes to an alternative stock exchange of international standing.

(e)           [The Administrator shall perform the notice obligations in the event of default, a Swap Termination Event or a failure to pay in full any amount due by a Swap Counterparty specified in the related Swap Agreement.  The Administrator shall also provide written notice to the Rating Agencies in the event that any Swap Counterparty’s rating is withdrawn, downgraded below “[__]”, “[__]” or “[__]” by [___], “[__]” or “[__]” by [___] or “[__]” or if [___] is then a Rating Agency, “[__]” by [___], or put on watch for downgrade at a time when any Swap Counterparty’s rating is at such levels.]

(f)           In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(g)           The Issuer hereby grants a power of attorney and all necessary authorization to the Administrator to submit and file with the Commission any Form 15 or similar document required by the Commission to suspend the Issuer’s duty to file reports under Sections 13 and 15(d) of the Exchange Act.

(h)           [The Administrator shall be responsible for performance of the duties of the Depositor set forth in Section 3.3(k) of the Trust Agreement regarding the RC Certificate.]

(i)            The Administrator shall be responsible for performance of the duties of the Issuer set forth in Section 4.3 of the Asset Representations Review Agreement regarding the removal of the Asset Representations Reviewer and in Section 4.4 of the Asset Representations Review Agreement regarding the appointment of any successor Asset Representations Reviewer.

Section 2.3      Establishment of Trust Accounts.

(a)           On the Closing Date and at such other times as specified herein, the Administrator shall establish the following Eligible Deposit Accounts as more fully described below:

(i)	a “Collection Account”;
(ii)	a “Reserve Account”;
(iii)	[a “Capitalized Interest Account”;]
(iv)	a “Supplemental Purchase Account”;
(v)	[Reserved];
(vi)	[Reserved];
(vii)	[Reserved];
(viii)	a “Floor Income Rebate Account”; and
(ix)	[Reserved].
(b)           Funds on deposit in each account specified in Section 2.3(a) above (collectively, the “Trust Accounts”) shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments (including Eligible Investments of the Indenture Trustee) pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments.  All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided that:

(i)           on or before the Business Day preceding each Distribution Date (or on or before that Distribution Date, in the case of investments in money market accounts), all interest and other investment income (net of losses and investment expenses) on funds on deposit in each Trust Account shall be deposited into the Collection Account and shall be included as a part of Available Funds for such Distribution Date; and

(ii)           [Reserved].

Other than as described in the following proviso or as otherwise permitted by the Rating Agencies then rating the Notes, funds on deposit in the Trust Accounts shall only be invested in

Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Distribution Date; provided,

(W) that funds on deposit in the Supplemental Purchase Account, if invested, shall be invested only in Eligible Investments that are scheduled to mature (or with respect to Eligible Investments under clause (g) of the definition of “Eligible Investments” are expected to mature) on or before the end of the Supplemental Purchase Period;

(X) [Reserved];

(Y) [Reserved]; and

(Z) [Reserved].

(c)           The Issuer pledged to the Indenture Trustee all of its respective right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate.  Subject to the Administrator’s power to instruct the Indenture Trustee pursuant to Section 2.3(b) above and Section 2.3(e) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Issuer.  If, at any time, any Trust Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency then rating the Notes may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.  In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(d)           With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(i)           any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 2.3(c) and, subject to Section 2.3(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(ii)           any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Indenture Trustee;

(iii)           any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continuous book-entry registration of such Trust Account Property as described in such paragraph; and

(iv)           any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iii) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security.

Notwithstanding anything to the contrary set forth in this Section 2.3(d), the Indenture Trustee shall have no liability or obligation in respect of any failed Delivery, as contemplated herein, other than with respect to a Delivery which fails as a result of any action or inaction on behalf of the Indenture Trustee.

(e)           The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer, the Administrator, the Eligible Lender Trustee or the Issuer to carry out its respective duties hereunder or in the relevant Basic Document, or permitting the Indenture Trustee to carry out its duties under the Indenture.

(f)           On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [________].  On the Closing Date, the Administrator shall cause the Trust to deposit the Collection Account Initial Deposit into the Collection Account, which amount will be subject to adjustment to reflect any adjustments to the Supplemental Purchase Account Initial Deposit made in accordance with Section 2.3(k) hereof.

(g)           On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [________].  On the Closing Date, the Administrator shall cause the Trust to deposit the Reserve Account Initial Deposit into the Reserve Account.

(h)           [Reserved].

(i)           [Reserved].

(j)           [Reserved].

(k)           On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Supplemental Purchase Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Supplemental Purchase Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [________]  On the Closing Date, the Administrator shall cause the Trust to deposit the Supplemental Purchase Account Initial Deposit into the Supplemental Purchase Account.  The Supplemental Purchase Account Initial Deposit made on the Closing Date will be calculated using the Initial Cutoff Date Pool Balance and is expected to be greater than the required deposit.  Following receipt of the initial servicing report from the Servicer and calculation of the actual Pool Balance as of the Closing Date, any funds on deposit in the Supplemental Purchase Account in excess of the required deposit amount (resulting from the use of the Initial Cutoff Date Pool Balance, which amount will be revised after receipt of the initial servicing report) will be distributed directly to the Depositor.

(l)           [On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Capitalized Interest Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Capitalized Interest Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [__________________].  On the Closing Date, the Administrator shall cause the Trust to deposit the Capital Interest Account Initial Deposit into the Capitalized Interest Account.]

(m)           [Reserved].

(n)           On the Closing Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Floor Income Rebate Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.  The Floor Income Rebate Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of [________]

(o)           [Reserved].

Section 2.4      Collections; Collection Account.

The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Trust Student Loans (other than Purchased Student Loans), and all Liquidation Proceeds, both as collected during the Collection Period, and the Eligible Lender Trustee shall remit within two Business Days of receipt thereof to the Collection Account any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee with respect to the Trust Student Loans during the Collection Period.

Section 2.5      Application of Collections.

(a)           With respect to each Trust Student Loan, all collections (including all Guarantee Payments) with respect thereto for each Collection Period shall be applied to fees, interest and principal on such Trust Student Loan by the Servicer in accordance with its customary practice.

(b)           All Liquidation Proceeds shall be applied to the related Trust Student Loan.

Section 2.6      Additional Deposits.

(a)           The Servicer shall deposit or cause to be deposited in the Collection Account the aggregate purchase price with respect to Purchased Student Loans as determined pursuant to Section 3.5 of the Servicing Agreement and all other amounts to be paid by the Servicer under Section 3.5 of the Servicing Agreement on or before the third Business Day before the related Distribution Date; and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to the Purchased Student Loans and all other amounts to be paid by the applicable Seller to the Depositor under Section 6 of the related Purchase Agreement and/or any applicable Additional Purchase Agreement when such amounts are due.

(b)           In the event the Trust Student Loans are sold pursuant to Section 4.4 of the Indenture, on the third Business Day before the related Distribution Date, the Indenture Trustee shall deposit or cause to be deposited in the Collection Account the proceeds of such sale.

(c)           [The Administrator shall deposit all payments received by the Issuer from each Swap Counterparty during the Collection Period into the Collection Account.]

(d)           On the Business Day immediately following the end of the Supplemental Purchase Period, the Administrator shall instruct the Indenture Trustee to, and the Indenture Trustee shall, transfer all amounts remaining on deposit in the Supplemental Purchase Account into the Collection Account.

Section 2.7      Distributions.

(a)           On or before the second Business Day immediately preceding each Distribution Date, the Administrator shall calculate all amounts required to be deposited into the Collection Account from the Trust Accounts, as applicable, including the amount of all Investment Earnings to be transferred from the Trust Accounts to the Collection Account, and the amount to be distributed from the Collection Account as Available Funds and pursuant to paragraph (a)(2) of the definition of Available Funds on the related Distribution Date.  In addition to and in furtherance of the foregoing, the Administrator shall:

(i)           calculate all amounts required to be deposited into the Collection Account from the Reserve Account on or before the Business Day immediately preceding each Distribution Date [and calculate the amount, if any, required to be transferred into the Collection Account from the Capitalized Interest Account on or before the second Business Day immediately preceding each of the [____] 20[__] Distribution Date and the [____] 20[__] Distribution Date;]

(ii)           calculate all Investment Earnings to be transferred from the Trust Accounts to the Collection Account on the first Business Day of each month;

(iii)           [Reserved];

(iv)           [Reserved];

(v)           calculate all Investment Earnings to be transferred from the Trust Accounts to the Collection Account on or before the Business Day immediately preceding each Distribution Date, as applicable;

(vi)           [Reserved];

(vii)           [Reserved];

(viii)           calculate all amounts to be deposited into and withdrawn from the Floor Income Rebate Account on each Distribution Date;

(ix)           [Reserved];

(x)           calculate the amount, if any, required to be transferred into the Collection Account from the Supplemental Purchase Account on or before the Business Day immediately following the end of the Supplemental Purchase Period; and

(xi)           [Reserved].

(b)           [Reserved].

(c)           The Administrator shall instruct the Indenture Trustee in writing no later than one (1) Business Day preceding each Distribution Date (based on the information contained in the Administrator’s Certificate and the related Servicer’s Report delivered pursuant to Sections 3.1(a) and 3.1(c) below) to make the deposits and distributions set forth in Section 2.8 with respect to the Notes to the Persons or to the account specified below by 1:00 p.m. (New York time) on such Distribution Date (provided that funds are not required to be distributed pursuant to Section 5.4(b) of the Indenture).  These deposits and distributions will be made to the extent of the amount of Available Funds for that Distribution Date in the Collection Account including:

(i)           amounts transferred from the Reserve Account pursuant to Section 2.9 below,

(ii)           [Reserved],

(iii)           [through the Distribution Date in [____] 20[__], amounts transferred from the Capitalized Interest Account pursuant to Section 2.10(a) with respect to Section 2.8(a), (b), (c) and (d) below,]

(iv)           as applicable, amounts on deposit in, or transferred from, the Supplemental Purchase Account,

(v)           amounts transferred from the Floor Income Rebate Account pursuant to Section 2.10(g) below, and

(vi)           [Reserved].

(d)           The amount of Available Funds in the Collection Account for each Distribution Date will be distributed pursuant to the priority of distributions set forth under Section 2.8 below.  The Indenture Trustee shall comply with such instructions received by the Administrator.

(e)           The Administrator shall instruct the Indenture Trustee in writing no later than one Business Day preceding each Distribution Date to make the payments pursuant to paragraph (a)(2) of the definition of Available Funds.

(f)           The Administrator shall facilitate the reimbursement to the Servicer for any Servicer advances consistent with the terms set forth in Section 3.2(E) of the Servicing Agreement.

Section 2.8      Priority of Distributions. [DISTRIBUTION PRIORITIES WILL REFLECT EACH SPECIFIC TRUST’S REQUIRED CASH FLOW ALLOCATIONS].  On each Distribution Date, the Indenture Trustee shall first make the payments in sub-clause (z) below and then shall make the following deposits and distributions in the amounts and in the order of priority set forth below:

(a)           to the Servicer, the Primary Servicing Fee due on that Distribution Date;

(b)           sequentially in this order (i) to the Administrator, the Administration Fee due on that Distribution Date and all prior unpaid Administration Fees, then (ii) subject to the Annual ARR Fee Cap, to the Asset Representations Reviewer, the amount of all fees then due and payable to the Asset Representations Reviewer on such Distribution Date under Section 2.16A of the Asset Representations Review Agreement, then (iii) subject to the Annual ARR Fee Cap, to the Asset Representations Reviewer, the amount of all fees and expenses then due and payable with respect to any ongoing or completed asset representations review on such Distribution Date under Section 2.16B of the Asset Representations Review Agreement;

(c)           [pro rata, based on the aggregate principal balance of the Class A Notes and the amount of any Swap Termination Payments due and payable by the Issuer to a Swap Counterparty under this clause (c):]

(i)           to the Class A Noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata based on amounts payable as Class A Noteholders’ Interest Distribution Amount;

(ii)           [to each Swap Counterparty, the amount of any Swap Termination Payments due to a Swap Counterparty under the related Swap Agreement due to a payment default by the Issuer or the insolvency of the Issuer; provided, that if any amounts allocable to the Notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount and Class B Noteholders’ Interest Distribution Amount as of such Distribution Date, such amounts shall be applied to pay the portion, if any, of any Swap Termination Payments referred to above remaining unpaid]; and

(iii)           to each Swap Counterparty, any Swap Payments payable by the Issuer to such Swap Counterparty by the Issuer under the related Swap Agreement for such Distribution Date;]

(d)           to the Class B Noteholders, the Class B Noteholders’ Interest Distribution Amount;

(e)           to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

(f)           to the Class A-1 Noteholders and the Class A-2 Noteholders, sequentially, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(g)           to the Class B Noteholders, until the principal balance of such class is paid in full, the Class B Noteholders’ Principal Distribution Amount;

(h)           [on or after the Distribution Date occurring in _______ 20__, first, to the Class A-1 Noteholders, second, to the Class A-2 Noteholders and third, to the Class B Noteholders, any remaining amounts after application of the preceding clauses, until the principal balance of each such class is paid in full;]

(i)           to the Asset Representations Reviewer, the Indenture Trustee, the Eligible Lender Trustee and the Owner Trustee, pro rata, based on amounts due, any unpaid fees, expenses and indemnities due under Section 6.7 of the Indenture, Article VI of the Eligible Lender Trust Agreement, Sections 2.16A and 2.16B of the Asset Representations Review Agreement, or Sections 8.1 and 8.3 of the Trust Agreement, as applicable, including, without limitation, any indemnity amounts, to the extent such amounts have not been paid by the Administrator or paid pursuant to sub-clause (z) below or accrued but unpaid amounts owed to the asset representations reviewer pursuant to clauses (b)(ii) and (b)(iii) above;

(j)           to the Servicer, the aggregate unpaid amount of the Carryover Servicing Fee, if any;

(k)           [to each Swap Counterparty, the amount of any Swap Termination Payments owed by the Issuer to such Swap Counterparty under the related Swap Agreement and not payable in clause (c)(2) above;]

(l)           in the event the Trust Student Loans are not sold pursuant to Section 6.1(a) below or Section 4.4 of the Indenture, on each subsequent Distribution Date, an accelerated payment of principal shall be paid, first, to the Class A-1 Noteholders until the Outstanding Amount of the Class A-1 Notes is paid in full and reduced to zero, second, to the Class A-2 Noteholders until the Outstanding Amount of the Class A-2 Notes is paid in full and reduced to zero, and third, to the Class B Noteholders until the Outstanding Amount of the Class B Notes is paid in full and reduced to zero, as set forth in Section 2.8 above; provided that the amount of such distribution shall not exceed the Outstanding Amount of the Class A Notes or the Class B Notes, as applicable, after giving effect to all other payments in respect of principal of the Class A Notes and the Class B Notes to be made on such Distribution Date; [and]

(m)           [after the aggregate Outstanding Amount of the Notes has been reduced to zero, to the RC Certificateholder, until the outstanding RC Principal Balance thereof has been reduced to zero, any remaining amounts after application of the preceding clauses;]

(n)           to the Excess Distribution Certificateholder, any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing:

(x)           If (i) on any Distribution Date following distributions under clauses 2.8(a) through 2.8(f) above to be made on such Distribution Date, the Outstanding Amount of the Class A Notes would be in excess of (A) the sum of (1) the outstanding principal balance of the Trust Student Loans, (2) any accrued but unpaid interest on the Trust Student Loans as of the last day of the related Collection Period, [(3)] [Capitalized Interest,] and [(4)] the balance of the Reserve Account on such Distribution Date following those distributions required to be made under clauses 2.8(a) through 2.8(f) above, minus (B) the Specified Reserve Account Balance for that Distribution Date, or (ii) an Event of Default affecting the Class A Notes has occurred and is continuing, then, until the conditions described in (i) or (ii) no longer exist, amounts on deposit in the Collection Account and the Reserve Account shall be applied on such Distribution Date to the payment of the Class A Noteholders’ Distribution Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount;

(y)           [Pursuant to Section 3.3(a)(2) of the Trust Agreement, the RC Certificate will be issued on the Closing Date with an outstanding principal balance equal to the Initial RC Principal Balance.  On each Determination Date, the Administrator will determine the amount of Realized Losses for such Distribution Date and reduce the outstanding principal balance of the RC Certificate (the “RC Principal Balance”) by the amount of such Realized Losses.  On each Distribution Date the RC Principal Balance shall be equal to the Initial RC Principal Balance as reduced by the aggregate amount of all Realized Losses that have been allocated to the RC

Certificate on each prior Distribution Date, but not less than zero.  On any Determination Date on or after which the RC Principal Balance has been reduced to zero, no further Realized Losses shall be allocated to the RC Certificate;][Reserved;] and

(z)           In the event the Depositor or the Administrator has failed to pay to the Indenture Trustee, the Eligible Lender Trustee or the Owner Trustee any fees and expenses (including without limitation any indemnity amounts) owed to such parties under Section 6.7 of the Indenture, Sections 8.1 or 8.3 of the Trust Agreement, [Article VI of the Eligible Lender Trust Agreement] or Section 4.2(g) of this Agreement, as applicable, the Indenture Trustee shall be entitled to reimburse itself, the Eligible Lender Trustee and the Owner Trustee for such amounts prior to making any payments under Section 2.8(a) through Section 2.8(n) above; provided that such amounts shall be paid pro rata, based on amounts due, prior to other distributions of Available Funds and will not exceed the Annual Trustee Expense Cap.

Section 2.9      Reserve Account.  On the Closing Date, the Issuer shall deposit the Reserve Account Initial Deposit into the Reserve Account.

(a)           In the event that the Primary Servicing Fee for any Distribution Date exceeds the amount distributed to the Servicer pursuant to Section 2.8(a) on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such deficiency, to the extent of funds available therein, and to distribute such amount to the Servicer; provided, however, that, except as provided in Section 2.9(h) below, amounts on deposit in the Reserve Account will not be available to cover any unpaid Carryover Servicing Fees to the Servicer.

(b)           In the event that Available Funds are insufficient to make the payments described under Sections 2.8(a) through 2.8(d) above on any Distribution Date [(after giving effect to required distributions from the Capitalized Interest Account)], the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on each Distribution Date an amount equal to such deficiency, to the extent of funds available therein after giving effect to clause 2.9(a) above, and to distribute such amounts in the same order and priority as is set forth in Sections 2.8(a) through 2.8(d) above.

(c)           In the event that the Class A Noteholders’ Principal Distribution Amount on the Note Final Maturity Date with respect to any class of Class A Notes exceeds the amount distributed to the holders of each such class of the Class A Notes pursuant to Sections 2.8(f) above on such date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Note Final Maturity Date an amount equal to such excess, to the extent of funds available therein after giving effect to clauses 2.9(a) and 2.9(b) above, and to distribute such amount to the Class A Noteholders entitled thereto, in the same order and priority as set forth in Section 2.8(f) above.

(d)           In the event that the Class B Noteholders’ Principal Distribution Amount on the Class B Maturity Date exceeds the amount distributed to the Class B Noteholders pursuant to Section 2.8(g) above on such date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on the Class B Maturity Date an amount equal to such excess, to the extent of funds available therein after giving effect to clauses 2.9(a)

through 2.9(c) above, and to distribute such amount to the Class B Noteholders entitled thereto, in the same order and priority as set forth in Section 2.8(g) above.

(e)           If, after giving effect to clauses 2.9(a) through 2.9(d) above, the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date other than pursuant to this clause) is greater than the Specified Reserve Account Balance for such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw the amount on deposit in excess of the Specified Reserve Account Balance and deposit such amount into the Collection Account.

(f)           On the final Distribution Date upon termination of the Trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts (other than Carryover Servicing Fees, if applicable) owing or to be distributed hereunder or under the Indenture to Noteholders, the Servicer or the Administrator, as applicable, to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Account shall be used to pay any Carryover Servicing Fees.  [Neither the RC Certificateholder nor] [T][t]he Excess Distribution Certificateholder shall [not] be required, in any event, to refund any amounts properly distributed pursuant to this Section 2.9(f).

(g)           [Reserved].

(h)           Anything in this Section 2.9 to the contrary notwithstanding, if the market value of securities and cash in the Reserve Account is on any Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, and to pay any unpaid Carryover Servicing Fee and Carryover Amounts, such amount will be so applied on such Distribution Date and the Administrator shall instruct the Indenture Trustee to make such payments.

(i)           Notwithstanding the foregoing, funds on deposit in the Reserve Account may be withdrawn by the Administrator at any time to pay any amounts owed to the Department in respect of any shortfalls in amounts on deposit in the Floor Income Rebate Account to be netted against Interest Subsidy Payments and/or Special Allowance Payments on the Trust Student Loans.

Section 2.10      Investment Earnings; Other Trust Accounts.  The Administrator will instruct the Indenture Trustee to (1) withdraw all Investment Earnings, if any, on deposit in each existing Trust Account on each Distribution Date; (2) deposit such amounts into the Collection Account and (3) include such amounts as Available Funds for that Distribution Date.

(a)           [Capitalized Interest Account.  On the Closing Date, the Issuer shall deposit the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

(i)           In the event that the Available Funds are insufficient to make the payments described under Sections 2.8(a) through 2.8(d) on a Distribution Date (prior to any distributions from amounts on deposit in the Reserve Account), the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Capitalized Interest Account an amount equal to such deficiencies, to the extent of funds available therein, and to deposit such amount in the Collection Account.]

(ii)           [Reserved].

(iii)           After giving effect to Section 2.10(a)(i) above, (A) on the Distribution Date in [____] 20[__], the Administrator shall instruct the Indenture Trustee in writing to withdraw all amounts in excess of $[____] on deposit in the Capitalized Interest Account and include such funds with other Available Funds on that Distribution Date; and (B) on the Distribution Date in [____] 20[__], the Administrator shall instruct the Indenture Trustee in writing to withdraw all amounts remaining in the Capitalized Interest Account and include such funds with other Available Funds on that Distribution Date.]

(b)            [Reserved].

(c)           Collection Account.  On the Closing Date, the Issuer shall deposit the Collection Account Initial Deposit into the Collection Account.  This amount will be included with other Available Funds on the first Distribution Date.

(d)           Supplemental Purchase Account.

(i)           On the Closing Date, the Issuer shall deposit the Supplemental Purchase Account Initial Deposit into the Supplemental Purchase Account.  The Supplemental Purchase Account Initial Deposit made on the Closing Date will be calculated using the Initial Cutoff Date Pool Balance and is expected to be greater than the required deposit.  Following receipt of the initial servicing report from the Servicer and calculation of the actual Pool Balance as of the Closing Date, any funds on deposit in the Supplemental Purchase Account in excess of the required deposit amount (resulting from the use of the Initial Cutoff Date Pool Balance, which amount will be revised after receipt of the initial servicing report) will be distributed directly to the Depositor.

(ii)           From time to time during the Supplemental Purchase Period, the Administrator will instruct the Indenture Trustee to withdraw funds from the Supplemental Purchase Account to purchase Additional Trust Student Loans that are Eligible Loans pursuant to Additional Sale Agreements.

(iii)           The Administrator shall instruct the Indenture Trustee to transfer into the Collection Account any amounts remaining in the Supplemental Purchase Account on the Business Day immediately following the end of the Supplemental Purchase Period to be included as Available Funds for any Distribution Date.

(e)           [Reserved].

(f)           [Reserved]

(g)           Floor Income Rebate Account.

(i)           On or before each Distribution Date, the Administrator will instruct the Indenture Trustee to transfer from the Collection Account to the Floor Income Rebate Account the monthly accrual of interest paid by borrowers on Trust Student Loans originated on or after April 1, 2006 that exceeds the special allowance support levels applicable to such Trust Student Loans (“Floor Income”).  Such deposits will be used to offset the amount of Floor Income, if any, that is expected to be netted by the Department against the Interest Subsidy Payments and/or Special Allowance Payments otherwise due to the Issuer for that Collection Period.

(ii)           Once the Department has netted all payments (in respect of Interest Subsidy Payments and/or Special Allowance Payments otherwise due to the Issuer), which currently occurs on a quarterly basis, on the next succeeding Distribution Date an amount equal to the applicable Floor Income Rebate Account Release Amount on deposit in the Floor Income Rebate Account during the related Collection Periods will be withdrawn by the Indenture Trustee, as directed by the Administrator, and be included as part of Available Funds for that Distribution Date.

Section 2.11      Statements to Certificateholders and Noteholders.  On each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee (with a copy to each Rating Agency then rating the Notes) for the Indenture Trustee to make available on such succeeding Distribution Date to each Noteholder of record, to the Excess Distribution Certificateholder of record [and to the RC Certificateholder of record], a statement, setting forth at least the following information with respect to such Distribution Date as to the Notes[, the RC Certificate] and the Excess Distribution Certificate to the extent applicable:

(a)           the amount of such distribution allocable to principal of each class of the Notes;

(b)           the amount of the distribution allocable to interest on each class of the Notes;

(c)           the amount of the distribution allocable to the Excess Distribution Certificate [and the RC Certificate], if any;

(d)           [the RC Principal Balance, after giving effect to the reduction allocated thereto in respect of Realized Losses][Reserved];

(e)           the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(f)           the outstanding principal balance of each class of Notes, the Note Pool Factor applicable to each class of Notes as of such Distribution Date, after giving effect to payments allocated to principal reported under clauses (a) and (c) above;

(g)           the applicable Note Rate for the next period for each class of Notes, which may be included in the statement or made available electronically on the Administrator’s website;

(h)           the amount of the Primary Servicing Fee and any Carryover Servicing Fee paid to the Servicer on such Distribution Date, and the amount, if any, of the Carryover Servicing Fee remaining unpaid after giving effect to any such payments;

(i)           the amount of the Administration Fee paid to the Administrator on such Distribution Date;

(j)           [to the extent applicable, any amount drawn from the Reserve Account, the Capitalized Interest Account or other credit enhancement with respect to such Distribution Date];

(k)           the amount of the aggregate Realized Losses, if any, for the related Collection Period and the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

(l)           the amount of Note Interest Shortfall, if any, in each case as applicable to each class of Notes, and the change in such amounts from the preceding statement;

(m)           the aggregate Purchase Amounts and all other amounts that were received for Trust Student Loans, if any, that were repurchased by the Depositor or purchased by the Servicer, Navient CFC, [Blue Ridge Funding or VL Funding] from the Issuer during such Collection Period;

(n)           the respective balances of [the Capitalized Interest Account,] the Reserve Account and the Floor Income Rebate Account, if any, on such Distribution Date, after giving effect to changes therein on such Distribution Date;

(o)           [any amounts paid to any credit enhancement provider or Swap Counterparty];

(p)           the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of that Collection Period;

(q)           with respect to the initial Distribution Date, the aggregate initial principal balance of Additional Trust Student Loans, plus accrued interest to be capitalized as of their respective Subsequent Cutoff Dates, purchased during the Supplemental Purchase Period, using funds on deposit in the Supplemental Purchase Account, and any remaining amounts transferred from the Supplemental Purchase Account to the Collection Account;

(r)           [the amount received from and paid to each Swap Counterparty for such Distribution Date];

(s)           [Reserved]; and

(t)           any applicable triggers or asset tests then in effect (including whether a Rejected Guaranty Claims Trigger Event has occurred within the previous 90 days).

In addition to the actual amount to be paid, deposited or otherwise distributed, each amount set forth pursuant to clauses (a), (b), (c), (f), (h), (i) and (l) above shall also be expressed as a dollar amount per $1,000 of original principal balance of the applicable Note and as a percentage of the principal balance of the applicable Note.  A copy of the statements referred to above may be obtained by the Excess Distribution Certificateholder[, the RC Certificateholder] or any Note Owner by a written request to the Owner Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.

Section 2.12      Non-Ministerial Matters.  With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Issuer, in writing, of the proposed action and the Issuer shall not have withheld consent or provided an alternative direction.  For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(a)           the amendment of or any supplement to the Indenture;

(b)           the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Trust Student Loans);

(c)           the amendment, change or modification of the Basic Documents;

(d)           [Reserved];

(e)           [Reserved];

(f)           the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(g)           the removal of the Indenture Trustee.

Section 2.13      Exceptions.  Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Administrator shall not be obligated to, and shall not, (a) make any payments to the Noteholders under the Basic Documents, (b) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture, (c) take any other action that the Issuer directs the Administrator not to take on its behalf, (d) in connection with its duties hereunder assume any indemnification obligation of any other Person or (e) service the Trust Student Loans.

Section 2.14      Compensation.  As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $[________] for each Collection Period payable in arrears on the related Distribution Date (the “Administration Fees”) which shall be solely an obligation of the Issuer.

Section 2.15      Servicer and Administrator Expenses.  Each of the Servicer and the Administrator shall be severally required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the

Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator or to the Excess Distribution Certificateholder[, the RC Certificateholder] and the Noteholders, as the case may be.

Section 2.16      Duties with Respect to the RC Certificateholder.  In addition to the duties and responsibilities of the Administrator set forth in Section 2.8(y) above, the Administrator, on behalf of the Depositor and the Issuer, pursuant to Section 3.3(k) of the Trust Agreement shall:

(a)           [if the form of European risk retention currently represented by the RC Certificate as specified in sub-paragraph (d) of Article 405(1) or paragraph (1) sub-paragraph (d) of Article 51 is changed to any other type specified in paragraph (1) of Article 405(1) or paragraph (1) of Article 51, respectively, it will cause the Trust, or the Administrator on behalf of the Trust, to publish a notice of such change on the Irish Stock Exchange’s website at http://www.ise.ie; and]

(b)           [provide to the Indenture Trustee confirmation of compliance with the provisions of Article 405(1) and Article 51 concerning the retention of a material net economic interest (1) on a monthly basis and (2) at any time upon the notification by the Administrator to the Depositor (a) that the Administrator has determined that the performance of the Notes or the risk characteristics of the Notes or of the Trust Student Loans has materially changed or (b) following a breach of the obligations as set forth in the Basic Documents entered into by the Depositor and the Issuer in connection with the Notes and the Trust Student Loans, which confirmation shall be set forth in the Administrator’s Certificate and the Servicer’s Report described in Section 3.01 below.]

ARTICLE III

Section 3.1      Administrator’s Certificate; Servicer’s Report.

(a)           On or before the tenth day (or, if any such day is not a Business Day, on the next succeeding Business Day), preceding each Distribution Date the Servicer shall deliver to the Administrator and, upon request, to the Issuer a Servicer’s Report with respect to the preceding Collection Period containing (i) all information necessary for the Administrator to receive in connection with the preparation of the Administrator’s Certificate covering such Collection Period referred to in Section 3.1(c) below, and (ii) a statement as to whether or a not a Rejected Guaranty Claims Trigger Event occurred in respect of that Collection Period, together with reasonably detailed calculations thereof.

(b)           [Reserved].

(c)           On each Determination Date prior to a Distribution Date, the Administrator shall deliver to the Indenture Trustee, with a copy to the Rating Agencies then rating the Notes, an Administrator’s Certificate containing (i) all information necessary to make the distributions pursuant to Sections 2.7 and 2.8 above, if applicable, for the Collection Period preceding the date of such Administrator’s Certificate, and (ii) a statement as to whether or a not a Rejected Guaranty Claims Trigger Event occurred in respect of that Collection Period, together with reasonably detailed calculations thereof.

(d)           Prior to each Determination Date, the Administrator shall determine the Note Rates that will be applicable to the Distribution Date following such Determination Date, in compliance with its obligation to prepare and deliver an Administrator’s Certificate on such Determination Date pursuant to this Section 3.1.  In connection therewith, the Administrator shall calculate on each LIBOR Determination Date during such Accrual Period, [__]-Month or [__]-Month LIBOR, as applicable, for the first Accrual Period, and for each subsequent Accrual Period shall calculate, as applicable, on each LIBOR Determination Date during such Accrual Period, One-Month LIBOR.

(e)           [Reserved].

(f)           The Administrator shall furnish to the Issuer from time to time such information regarding the Collateral as the Issuer shall reasonably request.

Section 3.2      Annual Statement as to Compliance; Notice of Default; Financial Statements.

(a)           Each of the Servicer and the Administrator shall deliver to the Owner Trustee and the Indenture Trustee on or before 90 days after the end of the fiscal year of the Servicer and the Administrator, an Officers’ Certificate of the Servicer or the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer or the Administrator, as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 20[__]) and of its performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer or the Administrator, as the case may be, has fulfilled its obligations in all material respects under this Agreement and, with respect to the Servicer, the Servicing Agreement throughout such year or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officers and the nature and status thereof.  The Indenture Trustee shall send a copy of each such Officers’ Certificate and each report referred to in Section 3.1 to each Rating Agency then rating the Notes and, upon request, to any Noteholder or Note Owner.  A copy of each such Officers’ Certificate and each report referred to in Section 3.1 may be obtained by the Excess Distribution Certificateholder [and the RC Certificateholder] by a request in writing to the Owner Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Owner Trustee that such Person is the Excess Distribution Certificateholder [or the RC Certificateholder, as applicable].

(b)           The Servicer shall deliver to the Issuer, the Indenture Trustee and each Rating Agency then rating the Notes, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 5.1 of the Servicing Agreement.

(c)           The Administrator shall deliver to the Issuer, the Indenture Trustee and each Rating Agency then rating the Notes, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Sections 5.1(a) or (b) below.

(d)           At any time that the Administrator is not an Affiliate of the Depositor, the Administrator shall make available, or cause to be provided, to the Issuer, the Indenture Trustee and each Rating Agency then rating the Notes (i) as soon as possible and in any event within the time period allowed by the Commission to file such financials after the end of each fiscal year of the Administrator (or its parent company), audited financials of the Administrator (or its parent company) as at the end of and for such year and (ii) as soon as possible and in any event within the time period allowed by the Commission to file such financials after the end of each quarterly accounting period of the Administrator (or its parent company) unaudited financials of the Administrator (or its parent company) as at the end of and for such period.

Section 3.3      Annual Independent Certified Public Accountants’ Report.  Each of the Servicer and the Administrator shall cause a registered public accounting firm (as the term is used in Section 1122 of Regulation AB), which may also render other services to the Servicer or the Administrator, as the case may be, to deliver to the Issuer, the Indenture Trustee and the Rating Agencies then rating the Notes on or before March 31 of each year, a report addressed to the Servicer or the Administrator, as the case may be, the Issuer and the Indenture Trustee, to the effect that such firm has examined certain documents and records relating to the servicing of the Trust Student Loans, or the administration of the Trust Student Loans and of the Trust, as the case may be, during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 20[__]) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration, respectively, was conducted, in all material respects, in compliance with those terms of this Agreement and in the case of the Servicer, the Servicing Agreement, including any applicable statutory provisions incorporated therein and such additional terms and statutes as may be specified from time to time by the Administrator, except for such exceptions as shall be set forth in such report.  Such report will also indicate that the firm is independent of the Servicer or the Administrator, as the case may be, within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

ARTICLE IV

Section 4.1      Representations of Administrator.  Navient Solutions, Inc., as Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Student Loans.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing.  The Administrator is duly organized and validly existing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)           Power and Authority.  The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.

(c)           Binding Obligation.  This Agreement has been duly authorized, executed and delivered by the Administrator and, assuming that it is duly executed and delivered by parties hereto, constitutes a valid and binding agreement of the Administrator, enforceable against the Administrator in accordance with its terms; except that the enforceability hereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) with respect to rights to indemnity hereunder, limitations of public policy under applicable securities laws.

(d)           No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

(e)           No Proceedings. There are no legal or governmental proceedings or investigations pending against the Administrator or, to its best knowledge, threatened or contemplated against the Administrator or to which the Administrator or any of its subsidiaries is a party or of which any property of the Administrator or any of its subsidiaries is the subject, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties or by any other party: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, the Notes or the Excess Distribution Certificate, (ii) seeking to prevent the issuance of the Notes or the Excess Distribution Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Trust, the Notes or the Excess Distribution Certificate or (iv) seeking to affect adversely the federal or state income tax attributes of the Issuer, the Notes or the Excess Distribution Certificate.

(f)           All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

Section 4.2      Liability of Administrator; Indemnities.

(a)           The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

(b)           The Administrator shall indemnify, defend and hold harmless the Issuer, the Excess Distribution Certificateholder, [the RC Certificateholder,] the Owner Trustee and the Noteholders and any of the officers, directors, employees and agents of the Issuer from and against any and all costs, expenses, losses, claims, actions, suits, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

(c)           The Administrator shall indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all losses, claims, actions, suits, damages, liabilities, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as Indenture Trustee) or expenses (including attorneys’ fees) incurred by it in connection with the performance of its duties under the Indenture and the other Basic Documents.  The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents.  The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer.  Neither the Issuer nor the Administrator need to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(d)           The Administrator shall indemnify the Eligible Lender Trustee (including in its capacity as Interim Eligible Lender Trustee) and/or the Owner Trustee in their respective individual capacities and any of their officers, directors, employees and agents against any and all loss, liabilities, actions, suits, claims, damages, costs, penalties, taxes (excluding taxes payable by them on any compensation received by them for their services as trustee) or expenses (including attorneys’ fees and expenses) incurred by them in connection with the performance of their duties under each Interim Trust Agreement, the Eligible Lender Trust Agreement, the Trust Agreement and the other Basic Documents.

(e)           Without limiting the generality of the foregoing, the Administrator shall indemnify the Eligible Lender Trustee and the Owner Trustee in their respective individual capacities and any of their officers, directors, employees and agents against any and all liability relating to or resulting from any of the following:

(i)           any claim that the Trust Student Loans (or any guarantee with respect thereto) are delinquent, uncollectable, uninsured, illegal, invalid or unenforceable;

(ii)           any claim that the Trust Student Loans have not been made, administered, serviced or collected in accordance with applicable federal and state laws or the requirements of any Guarantor;

(iii)           any claim that any original note or other document evidencing or relating to the Trust Student Loans has been lost, misplaced or destroyed; and

(iv)           any claim for failure to comply with the provisions of 34 CFR Sec. 682.203(b) (other than for the Eligible Lender Trustee’s failure to qualify as an eligible lender under the Act).

(f)           The Indenture Trustee, the Eligible Lender Trustee and/or the Owner Trustee, as applicable, shall notify the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee, the Eligible Lender Trustee and/or the Owner Trustee to so notify the Administrator shall not relieve the Administrator of its obligations hereunder and under the other Basic Documents.  The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee, the Eligible Lender Trustee and/or the Owner Trustee after it has assumed such defense; provided, however, that in the event that there may be a conflict between the positions of the Indenture Trustee, the Eligible Lender Trustee and/or the Owner Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee, the Eligible Lender Trustee and/or the Owner Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer.  Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee, the Eligible Lender Trustee or the Owner Trustee through the Indenture Trustee’s, the Eligible Lender Trustee’s or the Owner Trustee’s, as the case may be, own willful misconduct, negligence or bad faith.

(g)           The Administrator shall pay reasonable compensation to the Indenture Trustee, the Eligible Lender Trustee and the Owner Trustee and shall reimburse the Indenture Trustee, the Eligible Lender Trustee and the Owner Trustee for all reasonable expenses, disbursements and advances.

(h)           The Administrator will pay the fees of the Asset Representations Reviewer as and to the extent set forth in Section 2.16 of the Asset Representations Review Agreement.

(i)            The Administrator will indemnify the Asset Representations Reviewer as and to the extent set forth in Section 3.6 of the Asset Representations Review Agreement.

(j)            For purposes of this Section 4.2, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 4.3 below) as Administrator pursuant to Section 5.1 below, or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 5.2 below.

(k)           Indemnification under this Section 4.2 shall survive the resignation or removal of the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer, as applicable, or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

Section 4.3      Merger or Consolidation of, or Assumption of the Obligations of, Administrator.  Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than Navient Solutions, Inc., executes an agreement that states expressly that such Person assumes to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the surviving Administrator, if other than Navient Solutions, Inc., shall have delivered to the Issuer, the Owner Trustee and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 4.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) unless Navient Solutions, Inc. is the surviving entity, such transaction will not result in a material adverse federal or state tax consequence to the Issuer, the Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder and (v) unless Navient Solutions, Inc. is the surviving entity, the Administrator shall have delivered to the Issuer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Trust Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.  Anything in this Section 4.3 to the contrary notwithstanding, the Administrator may at any time assign its rights, obligations and duties under this Agreement to an Affiliate provided that the Rating Agencies then rating the Notes confirm that such assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the Notes.

Section 4.4      Limitation on Liability of Administrator and Others.

(a)           Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder, or to the Indenture Trustee, the Eligible Lender Trustee or the Owner Trustee except as provided under this Agreement for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that these provisions shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(b)           Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Trust Student Loans and the Trust in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Excess Distribution Certificateholder [and RC Certificateholder] under this Agreement and the Noteholders under the Indenture and under this Agreement.

Section 4.5      Administrator May Own Excess Distribution Certificate or Notes.  The Administrator and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of the Excess Distribution Certificate or the Notes with the same rights as it would have if it were not the Administrator or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

Section 4.6      Navient Solutions, Inc. Not to Resign as Administrator.  Subject to the provisions of Section 4.3 above, Navient Solutions, Inc. shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over Navient Solutions, Inc. or its properties.  Notice of any such determination permitting or requiring the resignation of Navient Solutions, Inc. shall be communicated to the Issuer, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice.  No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Navient Solutions, Inc. in accordance with Section 5.2 below.  Anything in this Section 4.6 to the contrary notwithstanding, the Administrator may resign at any time subsequent to the assignment of its rights, duties and obligations hereunder pursuant to Section 4.3 above.

Section 4.7      Privacy and Security Provisions.  With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Administrator in connection with this Agreement, the Administrator agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Administrator shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations.  Without limiting the foregoing, the Administrator agrees that:

(a)           the Administrator is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Administrator, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(b)           the Administrator has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

ARTICLE V

Section 5.1      Administrator Default.  If any one of the following events (an “Administrator Default”) shall occur and be continuing:

(a)           (i)           in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in the Trust Accounts any Available Funds required to be paid on or before the Business Day immediately preceding any Distribution Date; or

(ii)           any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any Distribution Date, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Issuer or after discovery of such failure by an officer of the Administrator; or

(b)           any failure by the Administrator duly to observe or to perform in any material respect any other term, covenant or agreement of the Administrator set forth in this Agreement or any other Basic Document, which failure shall (i) materially adversely affect the rights of Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Owner Trustee or (B) to the Administrator, the Indenture Trustee and the Owner Trustee by the Noteholders[, the RC Certificateholder] or Excess Distribution Certificateholder, as applicable, representing not less than 50% of the Outstanding Amount of all of the Notes[, 100% of the outstanding RC Certificate (including an RC Certificate owned by the Depositor or an Affiliate of the Depositor)] or 50% of the outstanding Excess Distribution Certificate (including an Excess Distribution Certificate owned by the Depositor or an Affiliate of the Depositor); or

(c)           an Insolvency Event occurs with respect to the Administrator; or

(d)           any failure by the Administrator to deliver any information, report, certification or accountants’ letter when and as required under Article IX which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee or the Noteholders evidencing not less than 50% of the Outstanding Amount of all of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Issuer if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 4.2 above) of the Administrator under this Agreement.  On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes, the Excess Distribution Certificate, [the RC Certificate,] the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 5.2 below; and, without limitation, the Indenture Trustee and the Issuer are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator (other than the Indenture Trustee acting as the Administrator under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of notice of the occurrence of an Administrator Default, the Administrator shall give notice thereof to the Rating Agencies then rating the Notes.

Section 5.2      Appointment of Successor.

(a)           Upon receipt by the Administrator of notice of termination pursuant to Section 5.1 above, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 120 days from the delivery to the Issuer and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Administrator shall become unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel (the “Transfer Date”).  In the event of the termination hereunder of the Administrator the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee.  In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee.  Notwithstanding the above, the Indenture

Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under this Agreement.

(b)           Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator), shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading or withdrawal of any rating on the Notes or the Excess Distribution Certificate by any Rating Agency then rating the Notes) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

(c)           Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3      Notification to Noteholders and Certificateholder.  Upon any termination of, or appointment of a successor to, the Administrator pursuant to this Article V, the Issuer shall give prompt written notice thereof to the Excess Distribution Certificateholder[, the RC Certificateholder] and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies then rating the Notes (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to such Rating Agencies).

Section 5.4      Waiver of Past Defaults.  The Noteholders of Notes evidencing a majority of the Outstanding Amount of all of the Notes (or the Excess Distribution Certificateholder, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders[, the RC Certificateholder] and the Excess Distribution Certificateholder, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VI

Section 6.1      Termination.

(a)           Optional Purchase of All Trust Student Loans.  The Administrator shall notify the Servicer, the Depositor, the Issuer and the Indenture Trustee in writing, within 15 days after the last day of any Collection Period as of which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance.  The Indenture Trustee shall promptly forward a copy of such notice to each Noteholder of record.  As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, the Eligible Lender Trustee on behalf and at the direction of the Servicer, or any other “eligible lender” (within the meaning of the Higher Education Act) designated by the Servicer in writing to the Eligible Lender Trustee, the Issuer and the Indenture Trustee, shall have the option to purchase the Trust Estate, other than the Trust Accounts.  To exercise such option, the Servicer shall deposit, pursuant to Section 2.6 above in the Collection Account an amount equal to the aggregate Purchase Amount for the Trust Student Loans plus an amount equal to all net forfeited Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans (to the extent not included in the calculation of the Purchase Amount) and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Eligible Lender Trustee, the Issuer and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Servicer may not effect such purchase if such aggregate Purchase Amounts do not equal or exceed the Minimum Purchase Amount plus any Carryover Servicing Fees.  In the event the Servicer fails to notify the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee in writing prior to the acceptance by the Indenture Trustee of a bid to purchase the Trust Estate pursuant to Section 4.4 of the Indenture that the Servicer intends to exercise its option to purchase the Trust Estate, the Servicer shall be deemed to have waived its option to purchase the Trust Estate as long as the Servicer has received five Business Days’ notice from the Indenture Trustee as provided in Section 4.4 of the Indenture.

(b)           Notice.  Written notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee, the Issuer and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

(c)           Succession.  Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Excess Distribution Certificateholder shall succeed to the rights of the Noteholders hereunder and the Issuer shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.

ARTICLE VII

Section 7.1      Protection of Interests in Trust.

(a)           The Administrator shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans and in the proceeds thereof.  The Administrator shall deliver (or cause to be delivered) to the Eligible Lender Trustee, the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)           Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with clause (a) above seriously misleading within the meaning of Section 9-506(b) of the UCC, unless it shall have given the Eligible Lender Trustee, the Issuer and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)           Each of the Depositor and the Servicer shall have an obligation to give the Eligible Lender Trustee, the Issuer and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.  The Servicer shall at all times maintain each office from which it shall service Trust Student Loans, and its principal executive office, within the United States of America.

(d)           The Servicer shall maintain accounts and records as to each Trust Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Trust Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Trust Student Loan and the amounts from time to time deposited by the Servicer in the Collection Account in respect of such Trust Student Loan.

(e)           The Servicer shall maintain its computer systems so that, from and after the time of sale of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Trust Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in such Trust Student Loan and that such Trust Student Loan is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.  Indication of the Issuer’s, the Eligible Lender Trustee’s and the Indenture Trustee’s interest in a Trust Student Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Trust Student Loan shall have been paid in full or repurchased.

(f)           If at any time the Depositor or the Administrator shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Trust Student Loan, indicate clearly that such Trust Student Loan has been sold and is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.

(g)           Upon reasonable notice, the Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Trust Student Loan.

(h)           Upon request, at any time the Eligible Lender Trustee, the Issuer or the Indenture Trustee have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Servicer shall furnish to the

Eligible Lender Trustee, the Issuer or to the Indenture Trustee (in each case, with a copy to the Administrator), within five Business Days, a list of all Trust Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and the Administrator shall furnish to the Eligible Lender Trustee, the Issuer or to the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of Trust Student Loans set forth in Schedule A to the Indenture as of the Closing Date and a list of all Additional Trust Student Loans as of the end of the Supplemental Purchase Period, and, for each Trust Student Loan that has been removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Trust Student Loan was so removed.

(i)           The Administrator shall deliver to the Eligible Lender Trustee, the Issuer and the Indenture Trustee:

(i)           promptly after the execution and delivery of this Agreement and of each amendment thereto and on each Transfer Date, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(ii)           within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.6(b) of the Indenture.

(j)           Each Opinion of Counsel referred to in subclause (i) or (ii) of clause (i) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

(k)           The Depositor shall, to the extent required by applicable law, cause the Excess Distribution Certificate and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

ARTICLE VIII

Section 8.1      Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Eligible Lender Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer, the Eligible Lender Trustee or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer, the Eligible Lender Trustee or the Owner Trustee.

Section 8.2      No Joint Venture.  Nothing contained in this Agreement (a) shall constitute the Administrator and any of the Issuer, the Eligible Lender Trustee or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 8.3      Other Activities of Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee, the Eligible Lender Trustee or the Indenture Trustee.

Section 8.4      Powers of Attorney.  The Issuer, the Eligible Lender Trustee and the Indenture Trustee shall upon the written request of the Administrator furnish the Administrator with any powers of attorney and other documents (in form and substance satisfactory to the Issuer, the Eligible Lender Trustee and the Indenture Trustee) reasonably necessary or appropriate to enable the Administrator to carry out its administrative duties hereunder.  Notwithstanding the foregoing, each of the Eligible Lender Trustee and the Issuer hereby grants to the Administrator a limited power of attorney to execute and deliver on its respective behalf all documentation necessary to effect the actions set forth in Sections 2.1(s) and 2.2(f), respectively, of this Agreement.

Section 8.5      Amendment.

(a)           This Agreement (other than Sections 2.1 and 2.2 above) may be amended by the Issuer, the Excess Distribution Certificateholder, the Servicer, the Administrator, the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee, without the consent of any of the Noteholders[, the RC Certificateholder ]or the Excess Distribution Certificateholder, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder[, the RC Certificateholder] or the Excess Distribution Certificateholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the Prospectus.

(b)           Sections 2.1 and 2.2 may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Excess Distribution Certificateholder, the Owner

Trustee, the Eligible Lender Trustee, the Indenture Trustee and the Administrator, without the consent of the Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder (unless such consent is otherwise required by this Section), for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of such Article; provided that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee, the Eligible Lender Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder[, the RC Certificateholder] or Excess Distribution Certificateholder.

(c)           This Agreement (other than Sections 2.1 and 2.2 above) may also be amended from time to time by the Issuer, [the RC Certificateholder,] the Excess Distribution Certificateholder, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee, and Sections 2.1 and 2.2 above may also be amended by the Owner Trustee, the Eligible Lender Trustee, the Administrator and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes[, the consent of the RC Certificateholder] and the consent of the Excess Distribution Certificateholders evidencing a majority of the Excess Distribution Certificate, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders[, the RC Certificateholder] or the Excess Distribution Certificateholder of which are required to consent to any such amendment, without the consent of all outstanding Noteholders[, the RC Certificateholder] and the Excess Distribution Certificateholder.

(d)           Promptly after the execution of any such amendment (or, in the case of the Rating Agencies then rating the Notes, 15 days prior thereto), the Issuer shall furnish written notification of the substance of such amendment to the Excess Distribution Certificateholder[, the RC Certificateholder,] and each of the Rating Agencies then rating the Notes.

(e)           It shall not be necessary for the consent of the Excess Distribution Certificateholder[, the RC Certificateholder] or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(f)           Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 7.1(i) above.  The Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s, the Eligible Lender Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(g)           [Reserved].

(h)           [Reserved].

Section 8.6      Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 4.3 of the Servicing Agreement and Sections 4.3 and 8.15 of this Agreement, this Agreement may not be assigned by the Depositor, the Administrator or the Servicer.

Section 8.7      Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuer, the Indenture Trustee and the Eligible Lender Trustee and for the benefit of the Owner Trustee, the Excess Distribution Certificateholder[, the RC Certificateholder] and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 8.8      Assignment to Indenture Trustee.  The Depositor hereby acknowledges and consents to any Grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Trust Student Loans and the assignment of any or all of the Issuer’s and the Eligible Lender Trustee’s rights and obligations under this Agreement, the Sale Agreement and any Additional Sale Agreement and the Depositor’s rights under the Purchase Agreements and any Additional Purchase Agreements to the Indenture Trustee.  The Servicer hereby acknowledges and consents to the assignment by the Issuer (and the Eligible Lender Trustee on behalf of the Issuer) to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of any and all of the Issuer’s (and the Eligible Lender Trustee’s) rights and obligations under this Agreement and under the Servicing Agreement.

Section 8.9      Nonpetition Covenants.

(a)           Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee and the Depositor shall not, prior to the date which is 367 days after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.  The foregoing shall not limit the rights of the Servicer, the Administrator, the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee and the Depositor to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Servicer, the Administrator, the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee or the Depositor.

(b)           Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Indenture Trustee, the Issuer, the Owner Trustee and the Eligible Lender

Trustee shall not, prior to the date which is 367 days after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.  The foregoing shall not limit the rights of the Servicer, the Administrator, the Indenture Trustee, the Issuer, the Owner Trustee and the Eligible Lender Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Depositor by a Person other than the Servicer, the Administrator, the Issuer, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee.

Section 8.10      Limitation of Liability of Eligible Lender Trustee, Owner Trustee and Indenture Trustee.

(a)           Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [________], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall [________], in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

(b)           Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [________], not in its individual capacity but solely in its capacity as Indenture Trustee and Eligible Lender Trustee, and in no event shall [________] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c)           The rights of and protections of the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee, as applicable, under the Indenture and the Trust Agreement, respectively, shall be incorporated as though explicitly set forth herein.

Section 8.11      Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.12      Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 8.13      Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 8.14      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Each of the parties named on the signature pages to this Agreement by execution of this Agreement agrees, for the benefit of the Administrator and the other signatories hereto, to be bound by the terms of this Agreement and the other Basic Documents to the extent reference is made in such document to such party.

Section 8.15      Excess Distribution Certificate.  The Excess Distribution Certificateholder, as evidenced by its agreement to accept the rights conferred under the Excess Distribution Certificate, is hereby deemed to accept all obligations of the Depositor under this Agreement.

Section 8.16      Notices.  All notices sent pursuant to this Agreement may be made by facsimile or electronic mail.

Section 8.17      Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.18      Force Majeure.  The Administrator shall not be deemed to have breached its obligations pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, and 2.15 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters).  The Administrator shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.

ARTICLE IX

Section 9.1      Intent of the Parties; Reasonableness.  The Issuer and the Administrator acknowledge and agree that the purpose of Article IX of this Agreement is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee, the Servicer, or any other party to the Basic Documents in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Issuer shall cooperate fully with the Administrator (including any of its assignees or designees) in the preparation of, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB.

Section 9.2      Reporting Requirements.

(a)           If so requested by the Administrator, on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Administrator shall (i) notify the Issuer, in writing of any material litigation or governmental proceedings pending against the Administrator and (ii) provide to the Issuer, a description of such proceedings, affiliations or relationships.

(b)           As a condition to the succession as Administrator by any Person as permitted by Section 4.3 hereof the successor administrator shall provide to the Administrator, on behalf of the Issuer, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Administrator, on behalf of the Issuer, of such succession or appointment and (y) in writing all information in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

(c)           In addition to such information as the Administrator is obligated to provide pursuant to other provisions of this Agreement, the Administrator shall provide such information regarding the performance or servicing of the Trust Student Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Administrator under this Agreement, commencing with the first such report due hereunder.

Section 9.3      Administrator Compliance Statement.  On or before March 31st of each calendar year, commencing in 20[__], the Administrator shall deliver to the Issuer a statement of compliance addressed to the Issuer and signed by an Authorized Officer of the Administrator, to the effect that (i) a review of the Administrator’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Administrator has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 9.4      Report on Assessment of Compliance and Attestation.

(a)           On or before March [__] of each calendar year, commencing in 20[__], the Administrator shall:

(i)           deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-

18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an Authorized Officer of the Administrator, and shall address each of the Servicing Criteria specified on the certification substantially in the form of Attachment B attached to this Agreement;

(ii)           deliver to the Issuer a report of a registered public accounting firm reasonably acceptable to the Issuer that attests to, and reports on, the assessment of compliance made by the Administrator and delivered pursuant to the preceding paragraph, which attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)           if requested by the Administrator, on behalf of the Issuer, not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Issuer and any other Person that will be responsible for signing a Sarbanes Certification in the form attached hereto as Attachment A on behalf of the Issuer with respect to a securitization transaction.  The Administrator acknowledges that the parties identified in clauses (a)(i) and (ii) above may rely on the certification provided by the Administrator pursuant to such clauses in signing a Sarbanes Certification and filing such with the Commission.

The Administrator, on behalf of the Issuer, will not be required to deliver the items in clauses (a)(i), (ii) and (iii) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Student Loans with respect to such calendar year.

ARTICLE X

Section 10.1      Asset Representations Review.

(a)           If a Rejected Guaranty Claims Trigger Event has occurred with respect to any Collection Period, the Administrator will promptly prepare a notice (i) stating that a Rejected Guaranty Claims Trigger Event has occurred in respect of that Collection Period, and including reasonably detailed calculations thereof, and (ii) describing the rights of the Noteholders and Note Owners regarding an Asset Representations Review of the all ARR Loans by the Asset Representations Reviewer pursuant to Section 11.1 of the Indenture and the Asset Representations Review Agreement.  The Administrator shall deliver such notice as part of the next Form 10-D filed by the Administrator pursuant to Section 2.1(j) hereof.

(b)           If the Indenture Trustee notifies the Administrator that sufficient Requesting Noteholders have requested pursuant to Section 11.1 of the Indenture the initiation of a review of all ARR Loans by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, then the Administrator shall:

(i)            promptly set a deadline for the receipt of Noteholder votes on that matter, which shall be no earlier than 60 days after the filing of the Form 10-D in which the notice described in clause (iii) below is to be included; provided, any such voting periods will be consecutive and not concurrent and therefore only one such 60 day period will be ongoing at any time;

(ii)           promptly notify the Indenture Trustee of the deadline set pursuant to clause (i) above;

(iii)           promptly prepare a notice (A) stating that there will be a Noteholder vote pursuant to Section 11.2 of the Indenture on whether to initiate an Asset Representations Review of all ARR Loans by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, and (B) describing those procedures; and

(iv)           deliver the notice described in clause (iii) above in the related Form 10-D to be filed by the Administrator pursuant to Section 2.1(j) hereof.

(c)           If the Indenture Trustee notifies the Servicer pursuant to Section 11.2 of the Indenture that sufficient Directing Noteholders have voted within the required time to initiate an Asset Representations Review of all ARR Loans by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, then the Servicer shall provide the information and assistance described in Section 7.5 of the Servicing Agreement.

(d)           Upon receipt by the Administrator of a report from the Asset Representations Reviewer pursuant to Section 2.12 of the Asset Representations Review Agreement with respect to its Asset Representations Review of all ARR Loans pursuant to the Asset Representations Review Agreement, the Administrator will include a summary of such report in the next Form 10-D to be filed by the Administrator pursuant to Section 2.1(j) hereof.  If such report indicates non-compliance with any representation, such Form 10-D will alert Noteholders of their ability to notify the Indenture Trustee that they consider such non-compliance to be a breach of the applicable agreement.  The Indenture Trustee may, and at the written direction of Noteholders evidencing a majority of the Outstanding Amount of all of the Notes will, make such a determination regarding whether any such non-compliance constitutes such a breach.  If the Indenture Trustee does not make such determination within 90 days of the filing of the applicable Form 10-D, the Depositor will review the Asset Representation Reviewer’s report and the relevant evidence and make a determination whether any such non-compliance of any representation constitutes a breach of the applicable agreement.

Section 10.2      Dispute Resolution.

(a)           If the Issuer, the Owner Trustee, the Indenture Trustee or any Noteholder (the “Requesting Party”) requests (i) that the Depositor repurchase any Trust Student Loan due to an alleged breach of a representation and warranty in Section 5 of the Sale Agreement, or (ii) that the related seller under the related Master Terms repurchase any Trust Student Loan due to an alleged breach of a representation and warranty in Section 5 of any Master Terms, an in either case the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party by the end of 180 days of the receipt of notice of the request by the Depositor or Seller, as applicable, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration pursuant to this Section 10.1.  The Administrator shall notify the investors of the end of the 180 day period in the next Form 10-D filing.  The Requesting Party will provide notice of its intention to refer the matter to mediation or arbitration to the Depositor or Seller, as applicable, within 30 days of the delivery of such notice.  The Depositor and the Sponsor agree to participate in the resolution method selected by the Requesting Party.

(b)           If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)           The mediation (including any non-binding arbitration) will be administered by JAMS (“JAMS”) pursuant to its Mediation Procedures (the “Mediation Rules”) in effect on the date of this Agreement.

(ii)           The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least ten potential mediators by JAMS each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference JAMS will select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)           The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation.

(iv)           The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(c)           If the Requesting Party selects binding arbitration as the resolution method, the following provisions will apply:

(i)           The binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its Commercial Arbitration Rules and Mediation Procedures (the “Arbitration Rules”) in effect on the date of this Agreement.

(ii)           The arbitral panel will consist of three members, (i) one to be appointed by the Requesting Party within five Business Days of providing notice to the Depositor or the Seller, as applicable, of its selection of binding arbitration, (ii) one to be appointed by the Depositor or the Seller, as applicable, within five Business Days of that appointment and (iii) the third, who will preside over the panel, to be chosen by the two party-appointed arbitrators within five Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Arbitration Rules.  Each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.

(iii)           Each arbitrator will be independent and impartial and will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect as of the date of this Agreement.  Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iv)           After consulting with the parties, the arbitral panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with then-prevailing New York law (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration.

(v)           Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) [five (5)] party witness depositions, (B) [15] interrogatories, (C) [15] document requests, and (D) [15] requests for admissions; provided that the arbitral panel will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitral panel determines good cause is shown that such additional discovery is reasonable and necessary.

(vi)           The arbitral panel will make its final determination no later than 120 days after appointment.  The arbitral panel will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way.  The arbitral panel will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitral panel will determine and award the costs of the arbitration (including the fees of the arbitral panel, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitral panel in its reasonable discretion.  The determination of the arbitral panel will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable and may be enforced in any court of competent jurisdiction.

(vii)           By selecting binding arbitration, the selecting party is giving up the right to sue in court, including the right to a trial by jury.

(viii)           No person may bring a putative or certified class action to arbitration.

(d)           The following provisions will apply to both mediations and arbitrations:

(i)           Any mediation (including non-binding arbitration) or binding arbitration will be held in New York, New York;

(ii)           [The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations (including any non-binding arbitrations) or binding arbitration proceedings conducted under this Section 10.1, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties' attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 10.1).  Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party's attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 10.1), except as otherwise required by law, regulatory requirement or court order.  If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.]

Section 10.3      Investor Communications.

(a)           In addition to the procedure set forth in Section 10.1 of this Agreement related to an Asset Representations Review, if the Administrator receives during any Collection Period a request from a Noteholder or Note Owner to communicate with other Noteholders and Note Owners regarding exercising their rights under the terms of the Basic Documents, the Administrator will include the information set forth in Section 10.2(b) in the Form 10-D for that Collection Period, provided that if the requesting party is a Note Owner and not a Noteholder, the Note Owner must include with its request a written certification that the requesting party is a Note Owner together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (i) a trade confirmation; (ii) an account statement; (iii) a letter from a broker-dealer that is acceptable to the Administrator; or (iv) any other form of documentation that is acceptable to the Administrator.

(b)           Upon satisfaction of the applicable requirements set forth in Section 10.3(a), the Administrator will include in the Form 10-D for the relevant Collection Period the following information, to the extent provided by the Noteholder or Note Owner in its request: (i) the name of the Noteholder or Note Owner making the request, (ii) the date the request was received; (iii) a statement that the Administrator has received the request from that Noteholder or Note Owner that it is interested in communicating with other Noteholders and Note Owners with regard to the possible exercise of rights under the Basic Documents; and (iv) a description of the method other Noteholders and Note Owners may use to contact the requesting Noteholder or Note Owner.  The Administrator is not required to include any additional information regarding the Noteholder or Note Owner and its request in the Form 10-D, and is required to disclose the request only where the communication relates to the exercise by a Noteholder or Note Owner of its rights under the Basic Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NAVIENT SOLUTIONS, INC.,
as Administrator

By: ________________________________
Name:
Title:

NAVIENT SOLUTIONS, INC.,
as Servicer

By: ________________________________
Name:
Title:

NAVIENT FUNDING, LLC,
as Depositor

By: ________________________________
Name:
Title:

NAVIENT STUDENT LOAN TRUST 20[__]-[_],
as Issuer

By: [________], not in its individual capacity but solely as Owner Trustee

By: ________________________________
Name:
Title:

[________], not in its individual capacity but solely as Indenture Trustee

By: ________________________________
Name:
Title:

[________], not in its individual capacity but solely as Eligible Lender Trustee

By: ________________________________
Name:
Title:

ATTACHMENT A

FORM OF ANNUAL CERTIFICATION

Re:           The Administration Agreement dated as of [______ __], 20[__] (the “Agreement”), among Navient Funding, LLC, as Depositor, Navient Student Loan Trust 20[__]-[_], as Issuer, Navient Solutions, Inc., as Servicer, Navient Solutions, Inc., as Administrator, and [________], as Indenture Trustee and as Eligible Lender Trustee

I, ________________________________, the _______________________ of Navient Solutions, Inc. (the “Administrator”), certify to the Issuer, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Administrator provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Administrator’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Administrator during 20[  ] that were delivered by the Administrator to the Issuer pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Administrator under the Agreement has been provided to the Issuer;

(4)           I am responsible for reviewing the activities performed by the Administrator as administrator under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Administrator has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Administrator pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Administrator and/or any Subcontractor pursuant to the Agreement, have been provided to the Issuer.  Any material instances of noncompliance described in such reports have been disclosed to the Issuer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

ATTACHMENT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Navient Solutions, Inc., as the Administrator, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Basic Documents.	N/A
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A
1122(d)(1)(iii)	Any requirements in the Basic Documents to maintain a back-up servicer for the trust student loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the Basic Documents.
N/A
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)
Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Basic Documents.
N/A
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Basic Documents.
N/A
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Basic Documents.
N/A
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the Basic Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
N/A
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Basic Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Basic Documents.
N/A
Investor Remittances and Reporting

Reference	Criteria	Applicability
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Basic Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Basic Documents; (B) provide information calculated in accordance with the terms specified in the Basic Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.
N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Basic Documents.	N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Basic Documents.	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Basic Documents or related student loan documents.	N/A
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Basic Documents.	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Basic Documents.	N/A
1122(d)(4)(iv)
Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Basic Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.
N/A
1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Basic Documents and related pool asset documents.
N/A
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Basic Documents.
N/A
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Basic Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Basic Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.	N/A
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Basic Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Basic Documents.
N/A

Reference	Criteria	Applicability
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Basic Documents.
N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Basic Documents.	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Basic Documents.	N/A
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Basic Documents.	N/A